                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Chase Corporation:

We consent to the incorporation by reference herein of our report dated November 7, 2001, on our audits of the financial statements of Chase Corporation as of August 31, 2001 and 2000 and for each of the three years in the three-year period ended August 31, 2001, which expresses an unqualified opinion accompanying the Annual Report on Form 10-K of Chase Corporation for the year ended August 31, 2001.

/s/ Livingston & Haynes, P.C.

Wellesley, Massachusetts
September 25, 2002